                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                               FORM 8-K

                            Current Report

                  Pursuant to Section 13 or 15(d) of
                      The Securities Act of 1934

  Date of Report (Date of earliest event reported) September 6, 1995

            GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-A
            GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-B
            GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-C
            GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-D
            GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-E
            GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-F
            GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-G
            GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-H
            -----------------------------------------------

        (Exact name of registrant as specified in its charter)

                         II-A: 0-16388         II-A: 73-1295505
                         II-B: 0-16405         II-B: 73-1303341
                         II-C: 0-16981         II-C: 73-1308986
                         II-D: 0-16980         II-D: 73-1329761
                         II-E: 0-17320         II-E: 73-1324751
                         II-F: 0-17799         II-F: 73-1330632
                         II-G: 0-17802         II-G: 73-1336572
      Oklahoma           II-H: 0-18305         II-H: 73-1342476
  ---------------        -------------         ----------------
  (State of other     Commission File Nos.     I.R.S. Employer
  jurisdiction of                             Identification Nos.
  incorporation)



                Two West Second Street, Tulsa, OK 74103
                ---------------------------------------
               (Address of principal executive offices)

   Registrant's telephone number, including area code: 918-583-1791

     Item 5.  Other Events

     As   set  forth  in  "Section  3  -  Legal  Proceedings"  of  the
Registrants' Annual Report on Form 10-K for the year ended December 31, 1994, the Series II-A, II-B, II-C, II-D, and II-E Partnerships (the "Partnerships") own an interest in certain oil and gas properties which are subject to a lawsuit in which there is a possibility that the Partnerships may recover damages as a result of an alleged breach of a contract. (Wolverine Exploration Company, et al., vs. Natural Gas Pipeline Company of America, Inc., et al., District Court, Tulsa County, Oklahoma.) In June 1995, a hearing was conducted before a three person arbitration panel and on September 6, 1995 the panel issued its determination and awarded damages to the plaintiffs in the matter.

     The  Partnerships estimated  share of  the awarded  damages would
increase   the  following   Partnerships'  assets  by   the  following
approximate amounts:

                        Total Partnership        Per Unit
                        -----------------        --------

              II-A          $1,300,000            $ 2.50
              II-B           2,100,000              5.50
              II-C             900,000              5.50
              II-D           2,300,000              7.00
              II-E           4,700,000             19.50

The above estimates may change for a number of reasons, including, but not limited to, an appeal of the award by the one remaining defendant, Texaco Inc.

     At this time, it is not known if Texaco will seek further review of the arbitration award, therefore, there is no assurance of when and if the Partnerships will receive the amounts noted above. Geodyne Resources, Inc. intends, however, to seek enforcement of the award of the arbitration panel. The Partnerships are responsible for a portion of the arbitration expenses not already paid, which amounts will be reflected in the November 1995 cash distributions. Thereafter, it is not expected that the legal expenses to defend the award will be as significant as the expenses incurred by the Partnerships over the last several months.

     In the event the Partnerships ultimately receive any or all of the damages awarded, the funds will be included in the Partnerships' revenues for the quarter in which they are received. Unitholders who hold Units at the time any related cash distribution is made, then, will benefit from any recovery associated with the litigation.

                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-A GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-B GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-C GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-D GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-E GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-F GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-G GEODYNE ENERGY INCOME LIMITED PARTNERSHIP II-H

                            By:  GEODYNE PROPERTIES, INC.
                                 General Partner


DATE: September 11, 1995    By:  /s/ Dennis R. Neill
                                 ------------------------------
                                     Dennis R. Neill
                                     Senior Vice President